Exhibit 10.2
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AMENDMENT NO. 3 TO THE
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COPYTELE, INC. 2003 SHARE INCENTIVE PLAN
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     By  resolution  of the Board of Directors of CopyTele,  Inc. on February 9,
2006, the Board of Directors approved an amendment to the CopyTele, Inc 2003 Share Incentive Plan to increase the number of shares of Common Stock that may be issued thereunder from 30,000,000 to 45,000,000.